INDEMNIFICATION AGREEMENT

         Appendix A to Letter Engagement Agreement (the "Agreement"), dated March 18, 1998 by and between Crown Energy Corporation (the "Company") and Ladenburg Thalmann & Co. Inc. ("Ladenburg").

The Company agrees to indemnify and hold Ladenburg and its affiliates, control persons, directors, officers, employees and agents (each an "Indemnified
Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute whether or not Ladenburg or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of Ladenburg's entering into or performing services under this Agreement, or arising out of any matter referred to in this Agreement. This indemnity shall also include Ladenburg's and/or any such other Indemnified Person's reasonable attorney's and accountant's fees and out-of-pocket expenses incurred in, and the cost of Ladenburg's personnel whose time is spent in connection with, such investigations, actions, proceedings or disputes which fees, expenses and costs shall be periodically reimbursed to Ladenburg and/or to any such other Indemnified Person by the Company as they are incurred: provided, however, that the Indemnity herein set forth shall not apply to the Indemnified Person where a court of competent jurisdiction has made a final determination that such Indemnified Person acted in a grossly negligent manner or engaged in willful misconduct in the performance of the service hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination the indemnification and reimbursement provisions hereinabove set forth shall apply and the Company shall perform its obligations hereunder to reimburse Ladenburg and/or each such other Indemnified Person periodically for its, his or their fees, expenses and costs as they are incurred). The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with any act or omission to act as a result of its engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is found in a final determination by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.

         If for any reason, the foregoing indemnification is unavailable to Ladenburg or any such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Ladenburg or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Ladenburg or any such other Indemnified Person the other hand, but also the relative fault of the Company and Ladenburg or any such other Indemnified Person, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by Ladenburg and any such other
Indemnified Person hereunder exceed the amount of fees actually received by Ladenburg pursuant to this Agreement. No person found liable for a fraudulent

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misrepresentation shall be entitled to a contribution from any person who is not also found liable for such fraudulent misrepresentation. The reimbursement, indemnity and contribution obligations of the Company hereinabove set forth shall be in addition to any liability which the Company may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Ladenburg and any other Indemnified Person.

         The terms and conditions hereinabove set forth in this Appendix A shall survive the termination and expiration of this Agreement and shall continue indefinitely thereafter.

                          LADENBURG THALMANN & CO. INC.




                                                   By:
                                                      -------------------------



CROWN ENERGY CORPORATION AND ITS AFFILIATES AND RELATED ENTITIES


By:
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